As filed with the Securities  and Exchange  Commission on September 23, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        CIRCLE INTERNATIONAL GROUP, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                              94-1740320
    (State or other jurisdiction                 (I.R.S. employer
 of incorporation or organization)            identification number)
          260 Townsend Street, San Francisco, California 94107-0933
             (Address of principal executive offices) (Zip Code)

                   CIRCLE INTERNATIONAL GROUP SAVINGS PLAN
                            (Full title of the plan)

                                  Peter Gibert
                        Circle International Group, Inc.
            260 Townsend Street, San Francisco, California 94107-0933
                   (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (415) 978-0600

                                    Copy to:
                             Robert H. Kennis, Esq.
                        Circle International Group, Inc.
            260 Townsend Street, San Francisco, California 94107-0933

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  Proposed          Proposed
Title of                          Maximum           Maximum
Securities        Amount          Offering          Aggregate
to be             to be           Price             Offering       Amount of
Registered        Registered      Per Share*        Price*         Registration
--------------------------------------------------------------------------------

Common Stock      100,000 shares  $19.828125        $1,981,250     $585.00
================================================================================
* Estimated solely for the purpose of calculating the registration fee on the basis of $19.828125, the average of the high and low prices for the Common Stock on September 22, 1998 as reported by NASDAQ.
** In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the Annual Report on Form 10-K for The Circle International Group, Inc. (the "Company") for the fiscal year ended December 31, 1997 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Form 10-K; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article SIXTH of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL").

Article V of the Company's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law.

Section 145 of the DGCL makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

The Company has entered into indemnification agreements with each director and officer which provide indemnification under certain circumstances.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1  Circle International Group Savings Plan, as amended.

5.1  Undertaking re Status of Favorable Determination Letter Covering the Plan.

     Circle  International  Group,  Inc. (the  "Company") will submit the Circle
     International Group Savings Plan (the "Plan") to the Internal Revenue Service (the "IRS") with a request for a favorable determination that the Plan qualifies under section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended, and to make such changes to the Plan required by the IRS in order to receive such favorable determination.

5.2  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.2.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 24th day of August, 1998.

Circle International Group, Inc.
      (Registrant)


/s/ Peter Gibert
------------------------------------
Peter Gibert
Chairman of the Board of Directors,


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                   Date

Principal Executive Officer:



/s/ Peter Gibert
------------------------------------
Peter Gibert                         Chairman of the         August 24, 1998
                                     Board of Directors

Principal Financial Officer and
Accounting Officer:



/s/ Janice Kerti
------------------------------------
Janice Kerti                         Senior Vice President,  August 24, 1998
                                     Chief Financial Officer

Directors:


/s/ David I. Beatson
------------------------------------
          David I. Beatson                      Director    August 24, 1998


/s/ Wesley J. Fastiff
------------------------------------
          Wesley J. Fastiff                     Director    August 24, 1998


/s/ Peter Gibert
------------------------------------
            Peter Gibert                        Director    August 24, 1998


/s/ Edwin J. Holman
------------------------------------
           Edwin J. Holman                      Director    August 24, 1998


/s/ John M. Kaiser
------------------------------------
           John M. Kaiser                       Director    August 24, 1998


/s/ John M. Lillie
------------------------------------
           John M. Lillie                       Director    August 24, 1998


/s/ Ray C. Robinson, Jr.
------------------------------------
        Ray C. Robinson, Jr.                    Director    August 24, 1998


/s/ Frank J. Wezniak
------------------------------------
          Frank J. Wezniak                      Director    August 24, 1998

A majority of the members of the Board of Directors.

THE PLAN

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 24th day of August, 1998.

CIRCLE INTERNATIONAL GROUP SAVINGS PLAN

Signature                                 Title                    Date


/s/ Robert H. Kennis                   Member of the            August 24, 1998
------------------------------------
Robert H. Kennis                       Savings Plan Committee


/s/ Rae Fawcett                        Member of the            August 24, 1998
------------------------------------
Rae Fawcett                            Savings Plan Committee


/s/ Janice Kerti                       Member of the            August 24, 1998
------------------------------------
Janice Kerti                           Savings Plan Committee


/s/ Mark R. Kailor                     Member of the            August 24, 1998
------------------------------------
Mark R. Kailor                         Savings Plan Committee


/s/ Gary VanNostern                    Member of the            August 24, 1998
------------------------------------
Gary VanNostern                        Savings Plan Committee


/s/ Randy T. Clark                     Member of the            August 24, 1998
------------------------------------
Randy T. Clark                         Savings Plan Committee


A majority of the members of the Savings Plan Committee for the Circle International Group Savings Plan.

                                  EXHIBIT INDEX

4.1  Circle International Group Savings Plan, as amended.

5.1 Undertaking re Status of Favorable Determination Letter Covering the Plan (See Item 8 of this Registration Statement).

5.2  Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1 Consent of Independent Auditors.

23.2 Consent of Orrick, Herrington & Sutcliffe LLP is included in Exhibit 5.1.

                                                                     Exhibit 4.1

                    The Harper Group Savings Plan and Trust

              As Amended and Restated Effective November 1, 1993

The Harper Group, Inc. previously established The Harper Group Profit Sharing and Tax Shelter Investment Plan, as renamed effective November 1, 1993, The Harper Group Savings Plan for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k).

The provisions of this Plan and Trust relating to the Trustee constitute the trust agreement which is entered into by and between The Harper Group, Inc. and Wells Fargo Bank, National Association. The Trust is intended to be tax exempt as described under Code section 501(a).

The Plan constitutes an amendment and restatement of The Harper Group Profit Sharing and Tax Shelter Investment Plan, as renamed effective November 1, 1993, The Harper Group Savings Plan which was originally established effective as of November 19, 1973, and its related trust agreement.

The Harper Group Savings Plan and Trust, as set forth in this document, is hereby amended and restated effective as of November 1, 1993.

Date:                           , 19      The Harper Group, Inc.
      --------------------------    ----
                                          By:
                                             -----------------------------------

                                            Title:
                                                  ------------------------------

The trust agreement set forth in those provisions of this Plan and Trust which relate to the Trustee is hereby executed.

Date:                           , 19      Wells Fargo Bank, National Association
      --------------------------    ----


                                           By:
                                              ----------------------------------

                                             Title:
                                                   -----------------------------

Date:                           , 19      Wells Fargo Bank, National Association
      --------------------------    ----


                                           By:
                                              ----------------------------------

                                             Title:
                                                   -----------------------------

                                TABLE OF CONTENTS

1     DEFINITIONS...........................................................14
      -----------

2     ELIGIBILITY...........................................................22
      -----------
      2.1   Eligibility.....................................................22
      2.2   Ineligible Employees............................................22
      2.3   Ineligible or Former Participants...............................22

3     PARTICIPANT CONTRIBUTIONS.............................................23
      -------------------------
      3.1   Pre-Tax Contribution Election...................................23
      3.2   Changing a Contribution Election................................23
      3.3   Revoking and Resuming a Contribution Election...................23
      3.4   Contribution Percentage Limits..................................23
      3.5   Refunds When Contribution Dollar Limit Exceeded.................24
      3.6   Timing, Posting and Tax Considerations..........................24

4     ROLLOVERS & TRUST-TO-TRUST TRANSFERS..................................25
      ------------------------------------
      4.1   Rollovers.......................................................25
      4.2   Transfers From Other Qualified Plans............................25

5     EMPLOYER CONTRIBUTIONS................................................26
      ----------------------
      5.1   Company Match Contributions.....................................26
      5.2   Profit Sharing Contributions....................................27

6     ACCOUNTING............................................................28
      ----------
      6.1   Individual Participant Accounting...............................28
      6.2   Sweep Account is Transaction Account............................28
      6.3   Trade Date Accounting and Investment Cycle......................28
      6.4   Accounting for Investment Funds.................................28
      6.5   Payment of Fees and Expenses....................................28
      6.6   Accounting for Participant Loans................................29
      6.7   Error Correction................................................29
      6.8   Participant Statements..........................................29
      6.9   Special Accounting During Conversion Period.....................30
      6.10  Accounts for QDRO Beneficiaries.................................30

7     INVESTMENT FUNDS AND ELECTIONS........................................31
      ------------------------------
      7.1   Investment Funds................................................31
      7.2   Investment Fund Elections.......................................31
      7.3   Responsibility for Investment Choice............................31
      7.4   Default if No Election..........................................31
      7.5   Timing..........................................................32
      7.6   Switching Fees..................................................32

8     VESTING & FORFEITURES.................................................33
      ---------------------
      8.1   Fully Vested Contribution Accounts..............................33
      8.2   Full Vesting upon Certain Events................................33
      8.3   Vesting Schedule................................................33
      8.4   Forfeitures.....................................................33
      8.5   Rehired Employees...............................................34

9     PARTICIPANT LOANS.....................................................35
      -----------------
      9.1   Participant Loans Permitted.....................................35
      9.2   Loan Funding Limits.............................................35
      9.3   Maximum Number of Loans.........................................35
      9.4   Source of Loan Funding..........................................35
      9.5   Interest Rate...................................................36
      9.6   Repayment.......................................................36
      9.7   Repayment Hierarchy.............................................36
      9.8   Loan Application, Note and Security.............................36
      9.9   Default, Suspension and Call Feature............................36
      9.10  Spousal Consent.................................................37

10    IN-SERVICE WITHDRAWALS................................................38
      ----------------------
      10.1  Hardship Withdrawals............................................38
      10.2  Rollover Account Withdrawals....................................39
      10.3  Over Age 70 1/2 Withdrawals.....................................40
      10.4  Withdrawal Processing...........................................40
      10.5  Spousal Consent.................................................41

11    DISTRIBUTIONS ONCE EMPLOYMENT ENDS....................................42
      ----------------------------------
      11.1  Benefit Election................................................42
      11.2  Payment Form and Medium.........................................42
      11.3  Small Amounts Paid Immediately..................................43
      11.4  Deemed Distribution.............................................43
      11.5  Latest Commencement Permitted...................................43
      11.6  Payment Within Life Expectancy..................................43
      11.7  Incidental Benefit Rule.........................................43
      11.8  Payment to Beneficiary..........................................43
      11.9  Beneficiary Designation.........................................44
      11.10 Spousal Consent.................................................44

12    ADP AND ACP TESTS.....................................................45
      -----------------
      12.1  Contribution Limitation Definitions.............................45
      12.2  ADP and ACP Tests...............................................47
      12.3  Correction of ADP and ACP Tests.................................48
      12.4  Multiple Use Test...............................................48
      12.5  Correction of Multiple Use Test.................................49
      12.6  Adjustment for Investment Gain or Loss..........................49
      12.7  Testing Responsibilities and Required Records...................49
      12.8  Separate Testing................................................49

13    MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS..........................50
      --------------------------------------------
      13.1  "Annual Addition" Defined.......................................50
      13.2  Maximum Annual Addition.........................................50
      13.3  Avoiding an Excess Annual Addition..............................50
      13.4  Correcting an Excess Annual Addition............................50
      13.5  Correcting a Multiple Plan Excess...............................50
      13.6  "Defined Benefit Fraction" Defined..............................51
      13.7  "Defined Contribution Fraction" Defined.........................51
      13.8  Combined Plan Limits and Correction.............................51

14    TOP HEAVY RULES.......................................................52
      ---------------
      14.1  Top Heavy Definitions...........................................52
      14.2  Special Contributions...........................................53
      14.3  Adjustment to Combined Limits for Different Plans...............53

15    PLAN ADMINISTRATION...................................................54
      -------------------
      15.1  Plan Delineates Authority and Responsibility....................54
      15.2  Fiduciary Standards.............................................54
      15.3  Company is ERISA Plan Administrator.............................54
      15.4  Administrator Duties............................................54
      15.5  Advisors May be Retained........................................55
      15.6  Delegation of Administrator Duties..............................55
      15.7  Committee Operating Rules.......................................56

16    MANAGEMENT OF INVESTMENTS.............................................57
      -------------------------
      16.1  Trust Agreement.................................................57
      16.2  Investment Funds................................................57
      16.3  Authority to Hold Cash..........................................57
      16.4  Trustee to Act Upon Instructions................................58
      16.5  Administrator Has Right to Vote Registered Investment
            Company Shares..................................................58
      16.6  Custom Fund Investment Management...............................58
      16.7  Authority to Segregate Assets...................................59
      16.8  Maximum Permitted Investment in Company Stock...................59
      16.9  Participants Have Right to Vote and Tender Company Stock........59
      16.10 Registration and Disclosure for Company Stock...................59

17    TRUST ADMINISTRATION..................................................60
      --------------------
      17.1  Trustee to Construe Trust.......................................60
      17.2  Trustee To Act As Owner of Trust Assets.........................60
      17.3  United States Indicia of Ownership..............................60
      17.4  Tax Withholding and Payment.....................................60
      17.5  Trustee Duties and Limitations..................................61
      17.6  Trust Accounting................................................61
      17.7  Valuation of Certain Assets.....................................61
      17.8  Legal Counsel...................................................62
      17.9  Fees and Expenses...............................................62

18    RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION.....................63
      -------------------------------------------------
      18.1  Plan Does Not Affect Employment Rights..........................63
      18.2  Limited Return of Contributions.................................63
      18.3  Assignment and Alienation.......................................63
      18.4  Facility of Payment.............................................64
      18.5  Reallocation of Lost Participant's Accounts.....................64
      18.6  Claims Procedure................................................64
      18.7  Construction....................................................65
      18.8  Jurisdiction and Severability...................................65
      18.9  Indemnification by Employer.....................................65

19    AMENDMENT, MERGER, DIVESTITURES AND TERMINATION.......................66
      -----------------------------------------------
      19.1  Amendment.......................................................66
      19.2  Merger..........................................................66
      19.3  Divestitures....................................................66
      19.4  Plan Termination................................................67
      19.5  Amendment and Termination Procedures............................67
      19.6  Termination of Employer's Participation.........................68
      19.7  Replacement of the Trustee......................................68
      19.8  Final Settlement and Accounting of Trustee......................68

APPENDIX A - INVESTMENT FUNDS...............................................69

APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES..............................71

APPENDIX C - LOAN INTEREST RATE.............................................72

Amendment No. 1.............................................................73

Amendment No. 2.............................................................76

Amendment No. 3.............................................................78

1    DEFINITIONS
     -----------

     When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

     1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold specific types of Contributions under the Plan:

               (a) "Pre-Tax Account". An account created to hold Pre-Tax Contributions.

               (b) "Rollover Account". An account created to hold Rollover Contributions.

               (c) "Company Match Account". An account created to hold Company Match Contributions.

               (d) "Profit Sharing Account". An account created to hold Profit Sharing Contributions.

     1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

     1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

     1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

     1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

     1.6 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

     1.7 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.8 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

     1.9 "Company". The Harper Group, Inc. or any successor by merger, purchase or otherwise.

     1.10 "Company Stock". Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

     1.11 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code sections 125, 402(e)(3), 402(h), 403(b), 414(h)(2) or 457.

          For purposes of determining benefits under this Plan, Compensation is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. For purposes of determining benefits under this Plan for Plan Years beginning after December 31, 1993, Compensation is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year.

          For purposes of the preceding sentences, in the case of an HCE who is a 5% Owner or one of the 10 most highly compensated Employees, (i) such HCE and such HCE's family group (as defined below) shall be treated as a single employee and the Compensation of each family group member shall be aggregated with the Compensation of such HCE, and (ii) the limitation on Compensation shall be allocated among such HCE and his or her family group members in proportion to each individual's Compensation before the application of this sentence. For purposes of this Section, the term "family group" shall mean an Employee's spouse and lineal descendants who have not attained age 19 before the close of the year in question.

          For the purpose of determining HCEs and key employees, Compensation for the entire Plan Year shall be used. For the purpose of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

     1.12 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

          (a)  "Pre-Tax Contribution".  An amount contributed by the Employer on
               an  eligible   Participant's   behalf  in   conjunction   with  a
               Participant's Code section 401(k) salary deferral election.

          (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's qualified plan.

          (c)  "Company  Match  Contribution".  An  amount  contributed  by  the
               Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

          (d) "Profit Sharing Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant.

               Effective January 1, 1994, an amount previously contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula to the Participant under former Plan provisions, which continue to be accounted for in the Plan.

     1.13 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as indexed for the cost of living pursuant to Code section 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any Employer contribution made under any qualified cash or deferred arrangement as defined in Code section 401(k) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) or 402(h)(1)(B) (determined without regard to Code section 402(g)), and
          (ii) any Employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)).

     1.14 "Direct Rollover". A payment from the Plan to an Eligible Retirement Plan specified by a Distributee.

     1.15 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

     1.16 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

     1.17 "Effective Date". November 1, 1993, unless stated otherwise and except that provisions related to Company Match Contributions and related Accounts are effective January 1, 1994. The date upon which the provisions of this document become effective. In general, the provisions  of  this  document  only  apply  to  Participants  who are
          Employees on or after the  Effective  Date.  However,  investment  and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

     1.18 "Eligible Employee". An Employee of an Employer, except any Employee:

          (a)  who is  treated  as an  Employee  because  he or she is a  Leased
               Employee

          (b) who is a nonresident alien who (i) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or
               (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention; or

          (c)  who is a summer student.

     1.19 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     1.20 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding a distribution that is (i) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); and (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     1.21 "Employee". An individual who is:

          (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

          (b)  a Leased Employee.

     1.22 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts this Plan with the approval of the Company.

     1.23 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.24 "Forfeiture Account". An account holding amounts forfeited by Participants who have left the Employer, invested in interest bearing deposits of the Trustee, pending disposition as provided in this Plan and Trust and as directed by the Administrator.

     1.25 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

     1.26 "Hour of Service". Each hour for which an Employee is entitled to:

          (a)  payment for the performance of duties for any Related Company;

          (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

          (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

          (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

          The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

          An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

     1.27 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or
          (3) not an Employee.

     1.28 "Investment  Fund" or  "Fund".  An  investment  fund as  described  in
          Section 16.2. The Investment Funds authorized by the Administrator as of the Effective Date are as set forth in Appendix A.

     1.29 "Leased Employee". An individual who is deemed to be an employee of any Related Company as provided in Code section 414(n) or (o).

     1.30 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

          (a)  was authorized by a Related Company; or

          (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under federal law.

     1.31 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

     1.32 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

     1.33 "Normal Retirement Date". The date of a Participant's 65th birthday.

     1.34 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

     1.35 "Parental Leave". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

     1.36 "Participant". An Eligible Employee who begins to participate in the Plan after completing the eligibility requirements as described in
          Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in
          Section 2.1 shall also be considered a Participant except for purposes of provisions related to Contributions (other than a Rollover Contribution). A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

     1.37 "Pay". The base pay, overtime, shift differential and commissions paid to an Eligible Employee by an Employer while a Participant during the current period.

          Pay is neither increased nor decreased by any salary credit or reduction pursuant to Code sections 125 or 402(e)(3). Pay is limited to $200,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. Pay is limited to $150,000 (as indexed for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year effective for Plan Years beginning after December 31, 1993.

          For   purposes  of   Contributions   described  in  Section  5.2,  the
          limitations as described in the third paragraph of Section 1.11 shall also apply.

     1.38 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

          Period of Employment includes the period prior to a Break in Service.

          An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

     1.39 "Plan". The Harper Group Savings Plan set forth in this document, as from time to time amended.

     1.40 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31.

     1.41 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

     1.42 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414(b), (c), (m) or (o).

     1.43 "Settlement Date". For each Trade Date, the Trustee's next business day.

     1.44 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation and be duly witnessed by a notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

     1.45 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

     1.46 "Sweep Account". The subsidiary Account for each Participant through which all transactions are processed, which is invested in interest bearing deposits of the Trustee.

     1.47 "Sweep Date". The cut off date and time for receiving instructions for transactions to be processed on the next Trade Date.

     1.48 "Taxable Income". Compensation in the amount reported by the Employer as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6041(d).

     1.49 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

     1.50 "Trust". The legal entity created by those provisions of this document which relate to the Trustee. The Trust is part of the Plan and holds the Plan assets which are comprised of the aggregate of Participants' Accounts, any unallocated funds invested in deposit or money market type assets pending allocation to Participant's Accounts or disbursement to pay Plan fees and expenses and the Forfeiture Account.

     1.51 "Trustee". Wells Fargo Bank, National Association.

     1.52 "Year of Vesting Service". Effective for Employees hired on or after January, 1994, a 12 month Period of Employment and the same for Employees hired before January 1, 1994, except to the extent described below.

          Notwithstanding, if it would provide a more favorable result for the Employee, for service prior to January 1, 1994, a Year of Vesting Service for periods prior to November 1, 1993, is a 12 month period ending on the last day of any Plan Year in which an Employee is credited with at least 1,000 Hours of Service, plus two months.

          Years of Vesting Service shall include service credited prior to November 19, 1973.

2    ELIGIBILITY
     -----------

     2.1 Eligibility

          All Participants as of November 1, 1993 shall continue their eligibility to participate. Each other Eligible Employee shall become a Participant on the first January 1, April 1, July 1, or October 1 after the date he or she attains age 18, and completes a 6 month Period of Employment. The eligibility period begins on the date an Employee's Period of Employment commences.

     2.2  Ineligible Employees

          If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

     2.3 Ineligible or Former Participants

          A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3    PARTICIPANT CONTRIBUTIONS
     -------------------------

     3.1  Pre-Tax Contribution Election

          Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution
          Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's Pre-Tax Contributions under the Plan and all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

     3.2  Changing a Contribution Election

          A Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election as of any January 1, April 1, July 1, or October 1 in such manner and with such advance notice as prescribed by the Administrator. The changed percentage shall become effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

     3.3  Revoking and Resuming a Contribution Election

          A Participant may revoke his or her Contribution election at any time in such manner as prescribed by the Administrator, and such election shall be effective as soon as administratively feasible. A Participant may contribute again by making a new Contribution election at the same time and in the same manner in which a Participant may change his or her election.

     3.4  Contribution Percentage Limits

          The Administrator may establish and change from time to time, without the necessity of amending this Plan and Trust document, the minimum, if applicable, and maximum Pre-Tax Contribution percentages, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary. As of the Effective Date, the maximum Contribution percentages are:

                                              Highly
                       Contribution         Compensated         All Other
                           Type              Employees         Participants
                           ----              ---------         ------------
                          Pre-Tax               10%                15%

          Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.


     3.5  Refunds When Contribution Dollar Limit Exceeded

          A Participant who makes Pre-Tax Contributions for a calendar year to this and any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

     3.6  Timing, Posting and Tax Considerations

          Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 90 days after the date amounts are deducted from a Participant's Pay. Pre-Tax Contributions shall be treated as employer contributions in determining tax deductions under Code section 404(a).

4    ROLLOVERS & TRUST-TO-TRUST TRANSFERS
     ------------------------------------

     4.1 Rollovers

          The Administrator may authorize the Trustee to accept a rollover contribution in cash, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount is eligible for rollover treatment. A rollover contribution received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Contributions described in this paragraph shall be posted to the applicable Employee's Rollover Account as of the date received by the Trustee.

          If it is later determined that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution under Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Employee's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

     4.2  Transfers From Other Qualified Plans

          The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan. The Trustee may refuse the receipt of any transfer if:

          (a) the Trustee finds the in-kind assets unacceptable;

          (b) instructions for posting amounts to Participants' Accounts are incomplete;

          (c) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417; or

          (d) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

          Such  amounts  shall  be  posted  to  the   appropriate   Accounts  of
          Participants as of the date received by the Trustee.

5    EMPLOYER CONTRIBUTIONS
     ----------------------

     Employer Contributions described in Section 5.1 are effective January 1, 1994. Employer Contributions described in Section 5.2 ceased effective December 31, 1993.

     5.1 Company Match Contributions

          (a)  Frequency and Eligibility.

               Basic Contribution: For each period for which Participants' Contributions are made, the Employer shall make basic Company Match Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period.

               Supplemental Contribution: For each Plan Year, the Employer may make supplemental Company Match Contributions as described in the following Allocation Method paragraph on behalf of each Participant who contributed during the period and was an Eligible Employee on the last day of the Plan Year and each Participant who is otherwise eligible but who ceased being an Employee during the Plan Year after having attained age 65, or by reason of his or her Disability or death.

          (b)  Allocation Method.

               Basic Contribution: The basic Company Match Contributions (including any Forfeiture Account amounts applied as basic Company Match Contributions in accordance with Section 8.4) for each period shall total 50% of each eligible Participant's
               Pre-Tax Contributions for the period, provided that no basic Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay. The Employer may change the basic 50% matching rate or the 6% of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply.

               Supplemental Contribution: The supplemental Company Match Contributions (including any Forfeiture Account amounts applied as supplemental Company Match Contributions in accordance with
               Section 8.4) for the Plan Year shall total a percentage, as determined by the Company, of each eligible Participant's Pre-Tax Contributions for the Plan Year, provided that no supplemental Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay.

          (c) Timing, Medium and Posting. The Employer shall make each period's Company Match Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Company Match Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Company Match Account.

     5.2  Profit Sharing Contributions

          (a) Frequency and Eligibility. For each Plan Year, the Employer may make a Profit Sharing Contribution on behalf of each Participant who was an Eligible Employee on the last day of the Plan Year and was credited with at least 1,000 Hours of Service for the Plan Year and each Participant who is otherwise eligible but who ceased being an Employee during the Plan Year after having attained age 65, or by reason of his or her Disability or death.

               Profit Sharing Contributions will be discontinued effective with the Plan Year beginning January 1, 1994. The Profit Sharing Contribution for the Plan Year ending December 31, 1993 will represent the final Profit Sharing Contribution.

          (b) Allocation Method. The Profit Sharing Contribution (including any Forfeiture Account amounts applied as Profit Sharing Contributions in accordance with Section 8.4) for each Plan Year, shall be in an amount determined by the Company and allocated among eligible Participants in direct proportion to their Pay.

          (c) Timing, Medium and Posting. The Employer shall make each Plan Year's Profit Sharing Contribution in cash as soon as is feasible, and not later than the Employer's federal tax filing date, including extensions, for deducting such Contribution. The Trustee shall post such amount to each Participant's Profit Sharing Account once the total Contribution received has been balanced against the specific amount to be credited to each Participant's Profit Sharing Account.

6    ACCOUNTING
     ----------

     6.1  Individual Participant Accounting

          The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Contribution and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for their Sweep and Participant Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

     6.2  Sweep Account is Transaction Account

          All   transactions   related  to  amounts  being   contributed  to  or
          distributed from the Trust shall be posted to each affected Participant's Sweep Account. Any amount held in the Sweep Account will be credited with interest up until the date on which it is removed from the Sweep Account.

     6.3  Trade Date Accounting and Investment Cycle

          Participant Account values shall be determined as of each Trade Date. For any transaction to be processed as of a Trade Date, the Trustee must receive instructions for the transaction by the Sweep Date. Such instructions shall apply to amounts held in the Account on that Sweep Date. Financial transactions of the Investment Funds shall be posted to Participants' Accounts as of the Trade Date, based upon the Trade Date values provided by the Trustee, and settled on the Settlement Date.

     6.4  Accounting for Investment Funds

          Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

     6.5  Payment of Fees and Expenses

          Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees.

          (a) Account Maintenance: Account maintenance fees and expenses, include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing, and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

          (b) Transaction: Transaction fees and expenses include but are not limited to recurring payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero.

          (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

          As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts) and those that shall be paid by the Employer, directly or indirectly, is set forth in Appendix B and may be changed from time to time, without the necessity of amending this Plan and Trust Document.

          The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

     6.6  Accounting for Participant Loans

          Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

     6.7  Error Correction

          The   Administrator  may  correct  any  errors  or  omissions  in  the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or if the restoration involves an employer contribution account, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

     6.8  Participant Statements

          The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as is administratively feasible.

     6.9  Special Accounting During Conversion Period

          The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in this Section. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

     6.10 Accounts for QDRO Beneficiaries

          A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

          (a) Distributions Pursuant to QDRO's. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under the Distribution Once Employment Ends Section, to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

          (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

          (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7    INVESTMENT FUNDS AND ELECTIONS
     ------------------------------

     7.1  Investment Funds

          Except for Participants' Sweep and Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds available to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. As of the Effective Date, a list of the Investment Funds available to Participants is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

     7.2  Investment Fund Elections

          Each Participant shall make an investment election covering all of his or her Contribution Accounts, except for the portion of his or her Profit Sharing Account as described in Appendix A, such portion of which is subject to investment restrictions as described in Appendix
          A. Effective July 1, 1994, the preceding reference to ", except for the portion of his or her Profit Sharing Account as described in Appendix A, such portion of which is subject to investment restrictions as described in Appendix A" will no longer apply.

          A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during the period of converting the prior accounting system of the Plan and Trust to conform to the individual Participant accounting system described in Section 6, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

          The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, is set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

     7.3  Responsibility for Investment Choice

          Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

     7.4  Default if No Election

          The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund specified as of the Effective Date is as set forth in Appendix A, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

     7.5  Timing

          A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her election at any time in accordance with the procedures established by the Administrator and Trustee. Investment elections received by the Trustee by the Sweep Date will be effective on the following Trade Date.

     7.6  Switching Fees

          A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator.

8    VESTING & FORFEITURES
     ---------------------

     8.1  Fully Vested Contribution Accounts

          A Participant shall be fully vested in these Accounts at all times:

                   Pre-Tax Account
                   Rollover Account

     8.2  Full Vesting upon Certain Events

          A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her leaving the Employer due to his or her Disability or death.

     8.3  Vesting Schedule

          In addition to the vesting provided above, a Participant's Company Match and Profit Sharing Accounts shall become vested in accordance with the following schedule:

                       Years of Vesting                Vested
                           Service                   Percentage
                           -------                   ----------
                         Less than 1                      0%
                      1 but less than 2                  25%
                      2 but less than 3                  50%
                      3 but less than 4                  75%
                          4 or more                     100%

          If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

     8.4  Forfeitures

          A Participant's non-vested Account balance shall be forfeited as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies. Forfeitures from all Participants' Employer Contribution Accounts shall be transferred to and maintained in a single Forfeiture Account, which shall be invested in interest bearing deposits of the Trustee. Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses, to reduce Company Match or may increase the amount allocated as Profit Sharing Contributions as directed by the Administrator.

     8.5  Rehired Employees

          (a) Service. If an Employee is rehired, all Periods of Employment credited prior to his or her termination of employment shall be counted in determining his or her vested interest.

          (b) Account Restoration. If an Employee is rehired before he or she has a Break in Service, the amount forfeited when his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Sweep Account from the date forfeited until the date the restoration amount is determined. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                                  V% times (AB + D) - D

               where:

               V%   = current vested percentage
               AB   = current account balance
               D    = amount previously distributed

9    PARTICIPANT LOANS
     -----------------

     9.1  Participant Loans Permitted

          Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section. All loan limits are determined as of the Sweep Date the loan is processed. The funds will be disbursed to the Participant on the following Settlement Date.

     9.2  Loan Funding Limits

          The loan amount must meet all of the following limits:

          (a)  Plan Minimum Limit. The minimum amount for any loan is $1,000.

          (b) Plan Maximum Limit. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following Accounts which are fully vested, except for the portion of his or her Profit Sharing Account as described in Appendix A:

                    Pre-Tax Account
                    Company Match Account
                    Profit Sharing Account
                    Rollover Account

               Effective July 1, 1994, the preceding reference to ", except for the portion of his or her Profit Sharing Account as described in Appendix A" will no longer apply.

          (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12 month period ending on the day before the Sweep Date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of this Plan to the extent it would decrease the maximum loan amount.

     9.3  Maximum Number of Loans

          A Participant may have only one loan outstanding at any given time.

     9.4  Source of Loan Funding

          A loan to a Participant shall be made solely from the assets of his or her own Accounts. The available assets shall be determined first by Account type and then by investment type within each type of Account. The hierarchy for loan funding by type of Account shall be the order listed in the preceding Plan Maximum Limit paragraph. Within each Account used for funding a loan, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Sweep Date on which the loan is made.

     9.5  Interest Rate

          The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. As of the Effective Date, the interest rate is determined as set forth in Appendix C, and may be changed from time to time, without the necessity of amending this Plan and Trust document.

     9.6  Repayment

          Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed 5 years.

     9.7  Repayment Hierarchy

          Loan principal repayments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited by investment type based upon the Participant's current investment election for new Contributions.

     9.8  Loan Application, Note and Security

          A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

     9.9  Default, Suspension and Call Feature

          (a)  Default.  A loan  is  treated  as a  default  if  scheduled  loan payments are more than 90 days late, provided that the Administrator may agree to a suspension of loan payments for up to 6 months for a Participant who is on a Leave of Absence. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

          (b) Actions upon Default. In the event of default, the Administrator may direct the Trustee to report the default as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

          (c) Call Feature. The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

     9.10 Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to take out a loan under the Plan.

10   IN-SERVICE WITHDRAWALS
     ----------------------

     10.1 Hardship Withdrawals

          (a) Requirements. A Participant who is an Employee may request the withdrawal of any amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Demonstrated as Necessary" to satisfy the financial need will be approved.

          (b)  "Deemed Financial Need". Financial commitments relating to:

               (1) unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

               (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

               (3) the payment of unreimbursable tuition and related educational fees for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

               (4) the need to pay for the funeral expenses of an Employee's family member;

               (5) the need for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

               (6)  any other  circumstance  specifically  permitted  under Code section 401(k)(2)(B)(i)(IV).

          (c)  "Demonstrated   Financial   Need".   A   determination   by   the
               Administrator that a severe financial hardship to the Participant has resulted from:

               (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

               (2) the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

               (3)  some   other   similar   extraordinary   and   unforeseeable
                    circumstances arising as a result of events beyond the control of the Employee.

          (d) "Demonstrated as Necessary". A withdrawal is "demonstrated as necessary" to satisfy the financial need only if the Employee represents that he or she is unable to relieve the financial need (without causing further hardship) by doing any or all of the following:

               (1) receiving any reimbursement or compensation from insurance or otherwise;

               (2) reasonably liquidating his or her assets and the assets of his or her spouse or minor children that are reasonably available to the Employee to the extent such liquidation would not cause further hardship;

               (3) ceasing all of his or her contributions to all qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies;

               (4)  obtaining  all other  possible  withdrawals  and  nontaxable
                    loans  available  from  all  plans   maintained  by  Related
                    Companies; and

               (5) obtaining all possible loans from commercial sources on reasonable commercial terms.

          (e) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested Accounts, except for the portion of his or her Profit Sharing Account as described in Appendix A, in the following priority order:

                    Rollover Account
                    Company Match Account
                    Profit Sharing Account
                    Pre-Tax Account

               Effective July 1, 1994, the preceding reference to ", except for the portion of his or her Profit Sharing Account as described in Appendix A" will no longer apply.

               The amount that may be withdrawn from a Participant's Pre-Tax Account shall not include any earnings credited to his or her Pre-Tax Contribution Account after the start of the first Plan Year beginning after December 31, 1988.

          (f) Permitted Frequency. There is no restriction on the number of Hardship withdrawals permitted to a Participant.

     10.2 Rollover Account Withdrawals

          No in-service withdrawals are permitted from a Participant's Rollover Account except as provided elsewhere in this Section.

     10.3 Over Age 70 1/2 Withdrawals

          (a) Requirements. A Participant who is an Employee and over age 70 1/2 may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources for Withdrawal. The withdrawal amount shall come only from the Participant's fully vested Accounts, in the following priority order:

                    Rollover Account
                    Pre-Tax Account
                    Company Match Account
                    Profit Sharing Account

          (c) Permitted Frequency. There is no restriction on the number of Over Age 70 1/2 withdrawals permitted to a Participant.

          (d) Suspension from Further Contributions. An Over Age 70 1/2 withdrawal shall not affect a Participant's ability to make further Contributions.

     10.4 Withdrawal Processing

          (a) Minimum Amount. There is no minimum amount for any type of withdrawal.

          (b) Application and Notice. A Participant shall apply for any type of withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

               If an in-service withdrawal is one to which Code sections 401(a)(11) and 417 do not apply, such in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

               (1) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution; and

               (2) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion of such amount.

          (c) Approval. The Administrator, or the Trustee if otherwise authorized by the Administrator and expressly agreed to by the Trustee, is responsible for determining that a withdrawal request conforms to the requirements described in this Section and granting or denying approval of such request.

          (d) Time of Processing. The Trustee shall process a withdrawal request approved and received by a Sweep Date, based on the Account value as of the Sweep Date, and fund them on the following Settlement Date. The Trustee shall then make payment as soon thereafter as is administratively feasible.

          (e)  Medium  and  Form  of  Payment.  The  medium  of  payment  for  a withdrawal shall be cash. With regard to the portion of a withdrawal representing an Eligible Rollover Distribution, a Participant may elect to have such amount paid as Direct Rollover to an Eligible Retirement Plan. The form of payment for withdrawals shall be a single installment.

          (f) Investment Fund Sources. Within each Account type used for funding a withdrawal, amounts shall first be taken from the Sweep Account and then taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes Participant loans) at the time the withdrawal is made.

     10.5 Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to make an in-service withdrawal under the Plan.

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS
     ----------------------------------

     11.1 Benefit Election

          A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of payment available to include the notices prescribed by Code section 402(f) and Code section 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following his or her termination of employment with all Related Companies.

          If a distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the aforementioned notices are provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which will constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

     11.2 Payment Form and Medium

          A Participant may elect to be paid in any of these forms:

          (a)  a single lump sum, or

          (b)  a portion paid in a lump sum, and the remainder paid later, or

          (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary.

          Distributions shall be made in cash, except to the extent a distribution consists of an offset amount as described in Section 9.9(c). With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect to have all or a portion of such amount paid as a Direct Rollover to an Eligible Retirement Plan.

     11.3 Small Amounts Paid Immediately

          If, at the time a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible after his or her employment with all Related Companies ends in accordance with procedures prescribed by the Administrator.

     11.4 Deemed Distribution

          For purposes of Section 8.4, vested Account balances will be deemed distributed as of the Settlement Date following the Sweep Date on which the Administrator has reported to the Trustee that the Participant's employment with all Related Companies has terminated.

     11.5 Latest Commencement Permitted

          In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments will begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later.
          However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained. In any case, benefit payments shall begin by the April 1 immediately following the end of the calendar year in which the Participant attains age 70 1/2 (whether or not he or she is an Employee).

     11.6 Payment Within Life Expectancy

          The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her spouse may not be recomputed annually.

     11.7 Incidental Benefit Rule

          The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he or she attains age 70 1/2, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

     11.8 Payment to Beneficiary

          Payment to a Beneficiary must either: (1) be completed within five years of the Participant's death or (2) begin within one year of his or her death and be completed within the period of the Beneficiary's life or life expectancy, except that:

          (a) If the Participant dies after the April 1 immediately following the end of the calendar year in which he or she attains age 70 1/2, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

          (b) If the surviving spouse is the Beneficiary, payments need not begin until the date on which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

          (c) If the Participant and the surviving spouse who is the Beneficiary die (1) before the April 1 immediately following the end of the calendar year in which the Participant would have attained age 70 1/2 and (2) before payments have begun to the spouse, the spouse will be treated as the Participant in applying these rules.

     11.9 Beneficiary Designation

          Each   Participant  may  complete  a  beneficiary   designation   form
          indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

          (a)  Participant's surviving spouse,

          (b) Participant's children, in equal shares, per stirpes (by right of representation), or

          (c)  Participant's estate.

     11.10 Spousal Consent

          A Participant is not required to obtain Spousal Consent in order to receive a distribution under the Plan.

12   ADP AND ACP TESTS
     -----------------

     12.1 Contribution Limitation Definitions

          The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of
          Section 12 the Section 12 definition shall be controlling):

          (a)  "ACP"  or   "Average   Contribution   Percentage".   The  Average
               Percentage   calculated   using   Contributions    allocated   to
               Participants as of a date within the Plan Year.

          (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

          (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (e) "Average Percentage". The average of the calculated percentages for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (Pre-Tax Contributions which will be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group if such excess Pre-Tax Contributions were made to plans of Related Companies.)

          (f) "Contributions" shall include Company Match Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test, and (3) they are necessary to meet the ACP Test Alternative Limitation (defined in Section 12.2 (b)) or the Multiple Use Test.

          (g)  "Deferrals" shall include Pre-Tax Contributions.

          (h) "Family Member". An Employee who is, at any time during the Plan Year or Lookback Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant of (1) an active or former Employee who at any time during Plan Year or Lookback Year is a more than 5% Owner (within the meaning of Code section 414(q)(3)), or (2) an HCE who is among the 10 Employees with the highest Compensation for such Year.

          (i) "HCE" or "Highly Compensated Employee". With respect to each Employer and its Related Companies, an Employee during the Plan Year or Lookback Year who (in accordance with Code section 414(q)):

               (1) Was a more than 5% Owner at any time during the Lookback Year or Plan Year;

               (2) Received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) in excess of (i) $75,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)), or (ii) $50,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) in the case of a member of the "top-paid group" (within the meaning of Code section 414(q)(4)) for such Year), provided, however, that if the conditions of Code section 414(q)(12)(B)(ii) are met, the Company may elect for any Plan Year to apply clause
                    (i) by substituting $50,000 for $75,000 and not to apply clause (ii);

               (3) Was an officer of a Related Company and received Compensation during the Lookback Year (or in the Plan Year if among the 100 Employees with the highest Compensation for such Year) that is greater than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) and (d) for such Year (or if no officer has Compensation in excess of the threshold, the officer with the highest Compensation), provided that the number of officers shall be limited to 50 Employees (or, if less, the greater of three Employees or 10% of the Employees); or

               (4) Was a Family Member at any time during the Lookback Year or Plan Year, in which case the Contributions and Compensation of the HCE and his or her Family Members shall be aggregated and they shall be treated as a single HCE.

               A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

               The determination of who is an HCE, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees and the number of Employees treated as officers shall be made in accordance with Code section 414(q).

          (j) "HCE Group" and "NHCE Group". With respect to each Employer and its Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum.

               (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that, for Plan Years beginning after December 31, 1989, plans may only be aggregated if they have the same Plan Year.

               (2) If an HCE, who is one of the top 10 paid Employees or a more than 5% Owner, has any Family Members, the Deferrals, Contributions and Compensation of such HCE and his or her Family Members shall be combined and treated as a single HCE. Such amounts for all other Family Members shall be removed from the NHCE Group percentage calculation and be combined with the HCEs.

               (3) If an HCE is covered by more than one cash or deferred arrangement maintained by the Related Companies, all such plans shall be aggregated and treated as one plan for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage.

          (k) "Lookback Year". Pursuant to Code section 414(q), the Company elects as the Lookback Year the current calendar year (ending with the Plan Year).

          (l) "Multiple Use Test". The test described in Section 12.4 which a Plan must meet where the Alternative Limitation (described in Section 12.2(b)) is used to meet both the ADP and ACP Tests.

          (m) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

     12.2 ADP and ACP Tests

          For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined as follows:

          (a)  Basic Limitation. The HCE Group Average Percentage may not exceed
               1.25 times the NHCE Group Average Percentage.

          (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                 If the NHCE Group             Then the Maximum HCE
               Average Percentage is:      Group Average Percentage is:
               ----------------------      ----------------------------

                    Less than 2%           2 times NHCE Group Average %
                      2% to 8%             NHCE Group Average % plus 2%
                    More than 8%           NA - Basic Limitation applies

     12.3 Correction of ADP and ACP Tests

          If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE group by a sufficient amount to meet the ADP and ACP Tests.

          (a) ADP Correction. Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded (including amounts previously refunded because they exceeded the Contribution Dollar Limit) to the Participant in an amount equal to the actual Deferrals minus the product of the maximum percentage and the HCE's Compensation. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section 12.3(a) shall be deemed a Contribution made by reason of a mistake of fact and removed from the Participant's Account.

          (b) ACP Correction. Contributions shall, by the end of the next Plan Year, be refunded to the Participant to the extent vested, and forfeited to the extent such amounts were not vested, as of the end of the Plan Year being tested in an amount equal to the actual Contributions minus the product of the maximum percentage and the HCE's Compensation.

          (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined amounts shall then be taken by type of investment in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) at the time the correction is made.

          (d) Family Member Correction. To the extent any reduction is necessary with respect to an HCE and his or her Family Members that have been combined and treated for testing purposes as a single Employee, the excess Deferrals and Contributions from the ADP and/or ACP Test shall be prorated among each such Participant in direct proportion to his or her Deferrals or Contributions included in each Test.

     12.4 Multiple Use Test

          If the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

          (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

          (b) the Alternative Limitation applied to the other NHCE Group percentage.

     12.5 Correction of Multiple Use Test

          If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be handled in the same manner that the distribution of excess Deferrals or Contributions are handled.

     12.6 Adjustment for Investment Gain or Loss

          Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

     12.7 Testing Responsibilities and Required Records

          The Administrator shall be responsible for ensuring that the Plan meets the ADP, ACP and Multiple Use Tests and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP, ACP and Multiple Use Tests have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

     12.8 Separate Testing

          (a)  Multiple  Employers:  The  determination of HCEs,  NHCEs, and the performance of the ADP, ACP and Multiple Use Tests and any corrective action resulting therefrom shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

          (b) Collective Bargaining Units: The performance of the testing and any corrective action resulting therefrom shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

          In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS
     --------------------------------------------

     13.1 "Annual Addition" Defined

          The sum of all amounts allocated to the Participant's Account for a Plan Year. Amounts include contributions (except for rollovers or transfers from another qualified plan), forfeitures and, if the Participant is a Key Employee (pursuant to Section 14) for the applicable or any prior Plan Year, medical benefits provided pursuant to Code section 419A(d)(1). For purposes of this Section 13.1, "Account" also includes a Participant's account in all other defined contribution plans currently or previously maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

     13.2 Maximum Annual Addition

          The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) the greater of $30,000 or one-quarter of the dollar limitation in effect under Code section 415(b)(1)(A).

     13.3 Avoiding an Excess Annual Addition

          If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

     13.4 Correcting an Excess Annual Addition

          Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions, or other facts and circumstances acceptable to the Internal Revenue Service) the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her Pre-Tax Contributions (however to the extent Pre-Tax Contributions were matched, the applicable Company Match Contributions shall be forfeited in proportion to the returned matched Pre-Tax Contributions) and the remaining excess, if any, shall be forfeited by the Participant and together with forfeited Company Match Contributions, used to reduce subsequent Contributions as soon as is administratively feasible.

     13.5 Correcting a Multiple Plan Excess

          If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to this Plan only after all possible reductions have been made to the other defined contribution plans.

     13.6 "Defined Benefit Fraction" Defined

          The fraction, for any Plan Year, where the numerator is the "projected annual benefit" and the denominator is the greater of 125% of the "protected current accrued benefit" or the normal limit which is the lesser of (1) 125% of the maximum dollar limitation provided under Code section 415(b)(1)(A) for the Plan Year or (2) 140% of the amount which may be taken into account under Code section 415(b)(1)(B) for the Plan Year, where a Participant's:

          (a) "projected annual benefit" is the annual benefit provided by the Plan determined pursuant to Code section 415(e)(2)(A), and

          (b) "protected current accrued benefit" in a defined benefit plan in existence on (1) July 1, 1982, shall be the accrued annual benefit provided for under Public Law 97-248, section 235(g)(4), as amended, or (2) on May 6, 1986, shall be the accrued annual benefit provided for under Public Law 99-514, section 1106(i)(3).

     13.7 "Defined Contribution Fraction" Defined

          The fraction where the numerator is the sum of the Participant's Annual Addition for each Plan Year to date and the denominator is the sum of the "annual amounts" for each year in which the Participant has performed service with a Related Company. The "annual amount" for any Plan Year is the lesser of (1) 125% of the Code section 415(c)(1)(A) dollar limitation (determined without regard to subsection (c)(6)) in effect for the Plan Year and (2) 140% of the Code section 415(c)(1)(B) amount in effect for the Plan Year, where:

          (a) each Annual Addition is determined pursuant to the Code section 415(c) rules in effect for such Plan Year, and

          (b) the numerator is adjusted pursuant to Public Law 97-248, section 235(g)(3), as amended, or Public Law 99-514, section 1106(i)(4).

     13.8 Combined Plan Limits and Correction

          If a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits will be enforced.

14   TOP HEAVY RULES
     ---------------

     14.1 Top Heavy Definitions

          When capitalized, the following words and phrases have the following meanings when used in this Section:

          (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) and 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

          (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

          (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

               (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                          Number of Employees               Number of
                        not Excluded Under Code           Highest Paid
                           Section 414(q)(8)            Officers Included
                           -----------------            -----------------
                              Less than 30                      3
                               30 to 500              10% of the number of
                                                     Employees not excluded
                                                       under Code section
                                                            414(q)(8)
                             More than 500                     50

               (2)  a more than 5% Owner,

               (3)  a more than 1% Owner whose Compensation exceeds $150,000, or

               (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

          (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

          (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

     14.2 Special Contributions

          (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than Pre-Tax and Company Match Contributions) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 18.

          (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If this Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% of Taxable Income shall be provided to the Employees specified in the preceding paragraph of this plan. In addition, the Employer may offset a defined benefit minimum by contributions (other than Pre-Tax and Company Match Contributions) made to this Plan.

     14.3 Adjustment to Combined Limits for Different Plans

          For each Plan Year in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the Defined Benefit Fraction and the Defined Contribution Fraction.

15   PLAN ADMINISTRATION
     -------------------

     15.1 Plan Delineates Authority and Responsibility

          Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in this Plan and Trust. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibility is delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

     15.2 Fiduciary Standards

          Each fiduciary shall:

          (a) discharge his or her duties in accordance with this Plan and Trust to the extent they are consistent with ERISA;

          (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c)  act  with  the  exclusive   purpose  of  providing   benefits  to
               Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

          (d) diversify Plan investments so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

     15.3 Company is ERISA Plan Administrator

          The  Company is the plan  administrator,  within the  meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

     15.4 Administrator Duties

          The Administrator shall have the discretionary authority to construe this Plan and Trust, other than the provisions which relate to the Trustee, and to do all things necessary or convenient to effect the intent and purposes of the Plan, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in this Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

          (a)  determine  who is  eligible  to  participate,  if a  contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, withdrawals and distributions;

          (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

          (c) make a copy of the following documents available to Participants during normal work hours: this Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

          (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

          (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan. To the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

          (f)  adjudicate  claims pursuant to the claims procedure  described in
               Section 18.

     15.5 Advisors May be Retained

          The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

     15.6 Delegation of Administrator Duties

          The Company, as Administrator of the Plan, has appointed a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

     15.7 Committee Operating Rules

          (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

          (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

          (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf. The Trustee shall accept such direction and rely upon it until notified in writing that the Committee has revoked the authorization to give such direction. The Trustee shall not be deemed to be on notice of any change in the membership of the Committee, parties authorized to direct the Trustee in the performance of its duties, or the duties delegated to and by the Committee until notified in writing.

16   MANAGEMENT OF INVESTMENTS
     -------------------------

     16.1 Trust Agreement

          All Plan assets shall be held by the Trustee in trust, in accordance with those provisions of this Plan and Trust which relate to the Trustee, for use in providing Plan benefits and paying Plan expenses not paid directly by the Employer. Plan benefits will be drawn solely from the Trust and paid by the Trustee as directed by the Administrator. Notwithstanding, the Administrator may appoint, with the approval of the Trustee, another trustee to hold and administer Plan assets which do not meet the requirements of Section 16.2.

     16.2 Investment Funds

          The Administrator is hereby granted authority to direct the Trustee to invest Trust assets in one or more Investment Funds. The number and composition of Investment Funds may be changed from time to time, without the necessity of amending this Plan and Trust document. The Trustee may establish reasonable limits on the number of Investment Funds as well as the acceptable assets for any such Investment Fund. Each of the Investment Funds may be comprised of any of the following:

          (a) shares of a registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such company;

          (b) collective investment funds maintained by the Trustee, or any other fiduciary to the Plan, which are available for investment by trusts which are qualified under Code sections 401(a) and 501(a);

          (c) individual equity and fixed income securities which are readily tradable on the open market;

          (d) guaranteed investment contracts issued by a bank or insurance company;

          (e)  interest bearing deposits of the Trustee; and

          (f)  Company Stock.

          Any Investment Fund assets invested in a collective investment fund, shall be subject to all the provisions of the instruments establishing and governing such fund. These instruments, including any subsequent amendments, are incorporated herein by reference.

     16.3 Authority to Hold Cash

          The Trustee shall have the authority to cause the investment manager of each Investment Fund to maintain sufficient deposit or money market type assets in each Investment Fund to handle the Fund's liquidity and disbursement needs. Each Participant's and Beneficiary's Sweep Account, which is used to hold assets pending investment or disbursement, shall consist of interest bearing deposits of the Trustee.

     16.4 Trustee to Act Upon Instructions

          The Trustee shall carry out instructions to invest assets in the Investment Funds as soon as practicable after such instructions are received from the Administrator, Participants, or Beneficiaries. Such instructions shall remain in effect until changed by the Administrator, Participants or Beneficiaries.

     16.5 Administrator Has Right to Vote Registered Investment Company Shares

          The Administrator shall be entitled to vote proxies or exercise any shareholder rights relating to shares held on behalf of the Plan in a registered investment company. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to such shares held in a Custom Fund is vested as provided otherwise in Section 16.

     16.6 Custom Fund Investment Management

          The Administrator may designate, with the consent of the Trustee, an investment manager for any Investment Fund established by the Trustee solely for Participants of this Plan (a "Custom Fund"). The investment manager may be the Administrator, Trustee or an investment manager pursuant to ERISA section 3(38).The Administrator shall advise the Trustee in writing of the appointment of an investment manager and shall cause the investment manager to acknowledge to the Trustee in writing that the investment manager is a fiduciary to the Plan.

          A Custom Fund shall be subject to the following:

          (a) Guidelines. Written guidelines, acceptable to the Trustee, shall be established for a Custom Fund. If a Custom Fund consists solely of collective investment funds or shares of a registered investment company (and sufficient deposit or money market type assets to handle the Fund's liquidity and disbursement needs), its' underlying instruments shall constitute the guidelines.

          (b) Authority of Investment Manager. The investment manager of a Custom Fund shall have the authority to vote or execute proxies, exercise shareholder rights, manage, acquire, and dispose of Trust assets. Notwithstanding, the authority to vote proxies and exercise shareholder rights related to shares of Company Stock held in a Custom Fund is vested as provided otherwise in Section 16.

          (c) Custody and Trade Settlement. Unless otherwise expressly agreed to by the Trustee, the Trustee shall maintain custody of all Custom Fund assets and be responsible for the settlement of all Custom Fund trades. For purposes of this section, shares of a collective investment fund, shares of a registered investment company and guaranteed investment contracts issued by a bank or insurance company, shall be regarded as the Custom Fund assets instead of the underlying assets of such instruments.

          (d) Limited Liability of Co-Fiduciaries. Neither the Administrator nor the Trustee shall be obligated to invest or otherwise manage any Custom Fund assets for which the Trustee or Administrator is not the investment manager nor shall the Administrator or Trustee be liable for acts or omissions with regard to the investment of such assets except to the extent required by ERISA.

     16.7 Authority to Segregate Assets

          The Company may direct the Trustee to split an Investment Fund into two or more funds in the event any assets in the Fund are illiquid or the value is not readily determinable. In the event of such segregation, the Company shall give instructions to the Trustee on what value to use for the split-off assets, and the Trustee shall not be responsible for confirming such value.

     16.8 Maximum Permitted Investment in Company Stock

          If the Company provides for a Company Stock Fund(s) the Fund(s) may be comprised entirely of Company Stock and the Fund(s) may be as large as necessary to comply with Participants' and Beneficiaries' investment elections and as otherwise described in Appendix A. Effective July 1, 1994, the preceding reference to "and as otherwise described in Appendix A" will no longer apply.

     16.9 Participants Have Right to Vote and Tender Company Stock

          Each Participant or Beneficiary shall be entitled to instruct the Trustee as to the voting or tendering of any full or partial shares of Company Stock held on his or her behalf in the Company Stock Fund(s). Prior to such voting or tendering of Company Stock, each Participant or Beneficiary shall receive a copy of the proxy solicitation or other material relating to such vote or tender decision and a blank form for the Participant or Beneficiary to complete which confidentially instructs the Trustee to vote or tender such shares in the manner indicated by the Participants or Beneficiaries. Upon receipt of such instructions, the Trustee shall act with respect to such shares as instructed. The Administrator shall instruct the Trustee with respect to how to vote or tender any shares for which instructions are not received from Participants or Beneficiaries.

     16.10 Registration and Disclosure for Company Stock

          The Administrator shall be responsible for determining the applicability (and, if applicable, complying with) the requirements of the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and any other applicable blue sky law. The Administrator shall also specify what restrictive legend or transfer restriction, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

17   TRUST ADMINISTRATION
     --------------------

     17.1 Trustee to Construe Trust

          The Trustee shall have the discretionary authority to construe those provisions of this Plan and Trust which relate to the Trustee and to do all things necessary or convenient to the administration of the Trust, whether or not such powers are specifically set forth in this Plan and Trust. Actions taken in good faith by the Trustee shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law.

     17.2 Trustee To Act As Owner of Trust Assets

          Subject to the specific conditions and limitations set forth in this Plan and Trust, the Trustee shall have all the power, authority, rights and privileges of an absolute owner of the Trust assets and, not in limitation but in amplification of the foregoing, may:

          (a) receive, hold, manage, invest and reinvest, sell, tender, exchange, dispose of, encumber, hypothecate, pledge, mortgage, lease, grant options respecting, repair, alter, insure, or distribute any and all property in the Trust;

          (b) borrow money, participate in reorganizations, pay calls and assessments, vote or execute proxies, exercise subscription or conversion privileges, exercise options and register any securities in the Trust in the name of the nominee, in federal book entry form or in any other form as will permit title thereto to pass by delivery;

          (c) renew, extend the due date, compromise, arbitrate, adjust, settle, enforce or foreclose, by judicial proceedings or otherwise, or defend against the same, any obligations or claims in favor of or against the Trust; and

          (d) lend, through a collective investment fund, any securities held in such collective investment fund to brokers, dealers or other borrowers and to permit such securities to be transferred into the name and custody and be voted by the borrower or others.

     17.3 United States Indicia of Ownership

          The Trustee shall not maintain the indicia of ownership of any Trust assets outside the jurisdiction of the United States, except as authorized by ERISA section 404(b).

     17.4 Tax Withholding and Payment

          (a) Withholding. The Trustee shall calculate and withhold federal (and, if applicable, state) income taxes with regard to any Eligible Rollover Distribution that is not paid directly to an Eligible Retirement Plan in a Direct Rollover in accordance with the Participant's withholding election or as required by law if no election is made or the election is less than the amount required by law. With regard to any taxable distribution that is not an Eligible Rollover Distribution, the Trustee shall calculate and withhold federal (and, if applicable, state) income taxes in accordance with the Participant's withholding election or as required by law if no election is made.

          (b) Taxes Due From Investment Funds. The Trustee shall pay from the Investment Fund any taxes or assessments imposed by any taxing or governmental authority on such Fund or its income, including related interest and penalties.

     17.5 Trustee Duties and Limitations

          Unless otherwise agreed to by the Trustee, the Trustee's duties shall be confined to construing the terms of the Plan and Trust as they relate to the Trustee, receiving funds on behalf of and making payments from the Trust, safeguarding and valuing Trust assets, and investing and reinvesting Trust assets in the Investment Funds as directed by the Administrator or Participants. The Trustee shall have no duty or authority to ascertain whether Contributions are in compliance with the Plan, to enforce collection or to compute or verify the accuracy or adequacy or any amount to be paid to it by the Employer. The Trustee shall not be liable for the proper application of any part of the Trust with respect to any disbursement made at the direction of the Administrator.

     17.6 Trust Accounting

          (a) Annual Report. Within 60 days (or other reasonable period) following the close of the Plan Year, the Trustee shall provide the Administrator with an annual accounting of Trust assets and information to assist the Administrator in meeting ERISA's annual reporting and audit requirements.

          (b) Periodic Reports. The Trustee shall maintain records and provide sufficient reporting to allow the Administrator to properly monitor the Trust's assets and activity.

          (c) Administrator Approval. Approval of any Trustee accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

     17.7 Valuation of Certain Assets

          If the Trustee determines the Trust holds any asset which is not readily tradable and listed on a national securities exchange registered under the Securities Exchange Act of 1934, as amended, the Trustee may engage a qualified independent appraiser to determine the fair market value of such property, and the appraisal fees shall be paid from the Investment Fund containing the asset.

     17.8 Legal Counsel

          The Trustee may consult with legal counsel of its choice, including counsel for the Employer or counsel of the Trustee, upon any question or matter arising under this Plan and Trust. When relied upon by the Trustee, the opinion of such counsel shall be evidence that the Trustee has acted in good faith.

     17.9 Fees and Expenses

          The Trustee's fees for its services as Trustee shall be such as may be mutually agreed upon by the Company and the Trustee. Trustee fees and all reasonable expenses of counsel and advisors retained by the Trustee shall be paid in accordance with Section 6.

18   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION
     -------------------------------------------------

     18.1 Plan Does Not Affect Employment Rights

          The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

     18.2 Limited Return of Contributions

          Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a
          Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

          (a)  such Contribution is made by reason of a mistake of fact;

          (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

          (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

          The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

     18.3 Assignment and Alienation

          As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

          (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO, or

          (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975.

     18.4 Facility of Payment

          If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     18.5 Reallocation of Lost Participant's Accounts

          If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount to offset any Employer Contributions or as otherwise provided in Section 8. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned in the Sweep Account to the date of determination. The Administrator shall direct the Trustee to pay the amount from the Forfeiture Account or through an additional Employer Contribution.

     18.6 Claims Procedure

          (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in this Plan, shall either approve or deny the claim.

          (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

          (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

          (d) Time Frame. The initial claim, its review, appeal and final review shall be made in a timely fashion, subject to the following time table:

                                                                 Days to Respond
               Action                                           From Last Action
               ------                                           ----------------
               Administrator determines benefit                               NA
               Interested party files initial request                    60 days
               Administrator's initial decision                          90 days
               Interested party requests final review                    60 days
               Administrator's final decision                            60 days

               However, the Administrator may take up to twice the maximum response time for its initial and final review if it provides an explanation within the normal period of why an extension is needed and when its decision will be forthcoming.

     18.7 Construction

          Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

     18.8 Jurisdiction and Severability

          The Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of California. If any provision of this Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of this Plan and Trust. All provisions of this Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

     18.9 Indemnification by Employer

          The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

19   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION
     -----------------------------------------------

     19.1 Amendment

          The Company reserves the right to amend this Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon an Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

          (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 19.5;

          (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

          (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

          (d) permit an Employee to be paid the balance of his or her Pre-Tax Account unless the payment would otherwise be permitted under Code section 401(k).

     19.2 Merger

          This Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

     19.3 Divestitures

          In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

          Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

     19.4 Plan Termination

          The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 19.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor Plan is established or maintained, lump sum distributions will be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment will not be effective to the extent that it violates Section 19.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

     19.5 Amendment and Termination Procedures

          The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of this Plan and Trust:

          (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

          (b)  The  Committee,  if acting as  Administrator  in accordance  with
               Section 15.6, may adopt any amendment within the scope of its authority provided under Section 19.1 and in the manner specified in Section 15.7(a).

          (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

          (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of this Plan and Trust under Code sections 401(a) and 501(a).

          (e) No change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

     19.6 Termination of Employer's Participation

          Any Employer may, at any time and for any reason, terminate its Plan participation by action of its board of directors in accordance with its normal procedures. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable, after the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

     19.7 Replacement of the Trustee

          The Trustee may resign as Trustee under this Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under this Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

     19.8 Final Settlement and Accounting of Trustee

          (a) Final Settlement. As soon as is administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

          (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

          (c) Administrator Approval. Approval of the final accounting will automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

                          APPENDIX A - INVESTMENT FUNDS



I.   Investment Funds Available

     The Investment Funds offered to Participants and Beneficiaries as of the Effective Date include this set of daily valued funds:



                   Category               Funds
                   --------               -----

                   Money Market           Money Market

                   Fixed Income           U.S. Treasury Allocation

                   Balanced               Asset Allocation

                   Equity                 Company Stock
                                          International Equity
                                          S&P 500 Stock

II.  Default Investment Fund

     The default Investment Fund as of the Effective Date is the Money Market Fund.

III. Transition Frozen Company Stock Fund

     As of the Effective Date, a portion of each Participant's or Beneficiary's Profit Sharing Account is invested in shares of Company Stock as directed by the Company. A separate Company Stock Fund, designated as the Frozen Company Stock Fund, shall be established as of the Effective Date. The Fund will continue to operate as a Frozen Fund subject to investment and disbursement restrictions as described in item IV until such time as it is determined that it is no longer necessary to impose the investment and disbursement restrictions. At or after such time the assets of the Frozen Company Stock Fund will be transferred to the Company Stock Fund.

     Effective July 1, 1994, it was determined that it was no longer necessary to impose the investment and disbursement restrictions as described in item
     IV. The Frozen Company Stock Fund will no longer operate as a Frozen Fund subject to investment and disbursement restrictions as described in item
     IV. Effective on or about December 31, 1994 the assets of the Frozen Company Stock Fund will be transferred to the Company Stock Fund.

                          APPENDIX A - INVESTMENT FUNDS
                                   (continued)

IV.  Contribution Accounts For Which Investment and Disbursement is Restricted

     A Participant or Beneficiary may direct the investment of his or her entire Account except for the portion of his or her Profit Sharing Account which as of the Effective Date is invested in the Company Stock Fund designated as the Frozen Company Stock Fund and earnings thereon to be invested in the same.

     The portion of a Participant's or Beneficiary's Profit Sharing Account invested in the Frozen Company Stock Fund is restricted from transfers, loans, and withdrawals until such time as it is determined that it is no longer necessary to impose the investment and disbursement restrictions. Effective July 1, 1994, it was determined that it was no longer necessary to impose such investment and disbursement restrictions thereby permitting a Participant or Beneficiary to direct the investment of his or her entire Account.

V.   Maximum Percentage Restrictions Applicable to Certain Investment Funds

     As of the Effective Date, there are no maximum percentage restrictions applicable to any Investment Funds.

                 APPENDIX B - PAYMENT OF PLAN FEES AND EXPENSES

As of the Effective Date, payment of Plan fees and expenses shall be as follows:

1) Investment Management Fees: These are paid by Participants in that management fees reduce the investment return reported and credited to Participants, except that the Employer shall pay the fees related to the Company Stock Fund(s).

2)   Recordkeeping Fees: These are paid by the Employer on a quarterly basis.

3) Loan Fees: A $3.50 per month fee is assessed and billed/collected quarterly from the Account of each Participant who has an outstanding loan balance.

4) Extra Investment Changes: For each change by a Participant, in excess of 6 changes per year, a $10 fee will be assessed and billed/collected quarterly from the Participant's Account.

5) Recurring Payment Fees: A $3.00 per check fee will be assessed and billed/collected quarterly from the Participant's Account.

6) Additional Fees Paid by Employer: All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees will be assessed monthly and billed/collected from Accounts quarterly.

                         APPENDIX C - LOAN INTEREST RATE

As of the Effective Date, the interest rate charged on Participant loans shall be equal to the Trustee's prime rate, plus 2%.

                                 Amendment No. 1
                                     to the
                     The Harper Group Savings Plan and Trust

     WHEREAS, The Harper Group, Inc. (the "Company"), approved and adopted The Harper Group Profit Sharing and Tax Shelter Investment Plan, as renamed effective November 1, 1993, The Harper Group Savings Plan (the "Plan") and Trust Agreement (the "Trust") which were originally effective November 19, 1973 and most recently restated effective November 1, 1993;

     WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

     NOW THEREFORE RESOLVED, that Sections 5 and 13 are amended effective January 1, 1995, Section 1 is amended effective January 1, 1996 and Section 11 is amended effective May 1, 1996 as follows:

Effective January 1, 1995:
--------------------------

1. Section 5 is amended to restate (a) and (b) of Subsection 5.1 each in its entirety as follows:

     5.1  Company Match Contributions

          (a)  Frequency and Eligibility.

               Basic Contribution: For each period for which Participants' Contributions are made, the Employer shall make basic Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period.

               For each Plan Year, the Employer shall make basic Company Match Contributions, referred to as reconciling basic Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and whose basic Company Match Contributions would be greater if the percentage of considered Pay as described in the following Allocation Method paragraph was based on Pay during the portion of the Plan Year in which he or she was a Participant and an Eligible Employee rather than on Pay for each period for which he or she made Participant Contributions.

               Supplemental Contribution: For each Plan Year, the Employer may make supplemental Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and was an Eligible Employee on the last day of the Plan Year and each Participant who is otherwise eligible but who ceased being an Employee during the Plan Year after having attained age 65, or by reason of his or her Disability or death.

          (b)  Allocation Method.

               Basic Contribution: The basic Company Match Contributions (including any Forfeiture Account amounts applied as basic Company Match Contributions in accordance with Section 8.4) for each period shall total 50% of each eligible Participant's
               Pre-Tax Contributions for the period, provided that no basic Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of 6% of his or her Pay. The Employer may change the basic 50% matching rate or the 6% of considered Pay to any other percentages, including 0%, generally by notifying eligible Participants in sufficient time to adjust their Contribution elections prior to the start of the period for which the new percentages apply.

               The reconciling basic Company Match Contribution (including any Forfeiture Account amounts applied as reconciling basic Company Match Contributions in accordance with Section 8.4) for each period shall total the difference, if any, of the basic Company Match Contributions that would have been credited to each eligible Participant if the 6% of Pay (or such percentage of Pay as in effect) was based on Pay during the portion of the Plan Year in which he or she was a Participant and an Eligible Employee rather than on Pay for each period for which he or she made Participant Contributions.

               Supplemental Contribution: The supplemental Company Match Contributions (including any Forfeiture Account amounts applied as supplemental Company Match Contributions in accordance with
               Section 8.4) for the Plan Year shall total a percentage, as determined by the Employer, of each eligible Participant's Pre-Tax Contributions for the Plan Year, provided that no supplemental Company Match Contributions (and Forfeiture Account amounts) shall be made based upon a Participant's Contributions in excess of the percentage of his or her Pay eligible for basic Company Match Contributions.

2. Section 13 is amended to restate Subsection 13.2 in its entirety as follows:

     13.2 Maximum Annual Addition

          The Annual Addition to a Participant's accounts under this Plan and any other defined contribution plan maintained by any Related Company for any Plan Year shall not exceed the lesser of (1) 25% of his or her Taxable Income or (2) $30,000 (as adjusted for the cost of living pursuant to Code section 415(d)).

Effective January 1, 1996:
--------------------------

1.   Section 1 is amended to restate Subsection 1.51 in its entirety as follows:

     1.51 "Trustee". BZW Barclays Global Investors, National Association.

Effective May 1, 1996:
----------------------

1. Section 11 is amended to restate the introduction to Subsection 11.2 and to restate Subsection 11.3, including the Title thereof, each in its entirety as follows:

     11.2 Payment Form and Medium

          Except to the extent otherwise provided by Section 11.3, a Participant may elect to be paid in any of these forms:

     11.3 Distribution of Small Amounts

          If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $3,500 or less, and if at the time of any prior in-service withdrawal or distribution the Participant's vested Account balance did not exceed $3,500, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.



Date:                       , 19      The Harper Group, Inc.
      ----------------------    ----
                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.


Date:                       , 19      BZW Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

Date:                       , 19      BZW Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

                                 Amendment No. 2
                                     to the
                Circle International Group Savings Plan and Trust

     WHEREAS, Circle International Group, Inc. (the "Company") (formerly known as The Harper Group, Inc.), approved and adopted The Harper Group Profit Sharing and Tax Shelter Investment Plan as renamed, effective November 1, 1993, The Harper Group Savings Plan and again subsequently renamed, effective May 13, 1997, the Circle International Group Savings Plan (the "Plan") and Trust Agreement (the "Trust") which were originally effective November 19, 1973, most recently restated effective November 1, 1993 and subsequently amended;

     WHEREAS, effective May 13, 1997, The Harper Group, Inc. became known as Circle International Group, Inc. and The Harper Group Savings Plan was renamed the Circle International Group Savings Plan;

     WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

     NOW THEREFORE RESOLVED, that Sections 1 and 18 are amended effective October 13, 1996, Section 1 is amended effective October 15, 1996, Section 3 is amended effective February 3, 1997 and Section 1 is amended effective May 13, 1997 as follows:

Effective October 13, 1996:
---------------------------

1. Section 1 is amended to add a new Subsection 1.52 and to redesignate each subsequent Subsection as follows:

     1.52 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994.

2. Section 18 is amended to add a new Subsection 18.2 and to redesignate each subsequent Subsection as follows:

     18.2 Compliance With USERRA

          Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who serves in qualified military service (as defined by Code section 414(u)(5)) and is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided with respect to his or her qualified military service in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

Effective October 15, 1996:
---------------------------

1.   Section 1 is amended to restate Subsection 1.51 in its entirety as follows:

     1.51 "Trustee". Barclays Global Investors, National Association.

Effective February 3, 1997:
---------------------------

1.   Section 3 is amended to restate Subsection 3.6 in its entirety as follows:

     3.6  Timing, Posting and Tax Considerations

          Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

Effective May 13, 1997:
-----------------------

1. Section 1 is amended to restate Subsections 1.9 and 1.39 each in its entirety as follows:

     1.9 "Company". Circle International Group, Inc. or any successor by merger, purchase or otherwise.

     1.39 "Plan". The Circle International Group Savings Plan set forth in this document, as from time to time amended.


Date:                       , 19      The Circle International Group, Inc.
      ----------------------    ----
                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.


Date:                       , 19      Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

Date:                       , 19      Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

                                 Amendment No. 3
                                     to the
                Circle International Group Savings Plan and Trust

     WHEREAS, Circle International Group, Inc. (the "Company") (formerly known as The Harper Group, Inc.), approved and adopted The Harper Group Profit Sharing and Tax Shelter Investment Plan as renamed, effective November 1, 1993, The Harper Group Savings Plan and again subsequently renamed, effective May 13, 1997, the Circle International Group Savings Plan (the "Plan") and Trust Agreement (the "Trust") which were originally effective November 19, 1973, most recently restated effective November 1, 1993 and subsequently amended;

     WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust;

     NOW THEREFORE RESOLVED, that Sections 1, 3, 4, 9, 11, 12 and 15 are effective January 1, 1997, Section 13 is amended effective January 1, 1998 and Sections 13 and 14 are amended effective January 1, 2000 as follows:

Effective January 1, 1997:
--------------------------

1. Section 1 is amended to restate Subsections 1.11, 1.13, 1.18 and 1.29, to hereby delete the last paragraph of Subsection 1.37, to add a new Subsection 1.43 and to redesignate each subsequent Subsection as follows:

     1.11 "Compensation".  The sum of a Participant's  Taxable Income and salary
          reductions,   if  any,  pursuant  to  Code  section  125,   402(e)(3),
          402(h)(1)(B), 403(b), 408(p)(2)(A)(i) or 457.

          For purposes of determining benefits under the Plan, Compensation is limited to $150,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)).

          For purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Section 13.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

     1.13 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $7,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) any elective employer contribution under Code section 408(p)(2)(A)(i).

     1.18 "Eligible Employee". An Employee of an Employer, except any Employee:

          (a) who is treated as an Employee because he or she is a Leased Employee; or

          (b) who is a nonresident alien who (I) either receives no earned income (within the meaning of Code section 911(d)(2)), from sources within the United States under Code section 861(a)(3); or
               (ii) receives such earned income from such sources within the United States but such income is exempt from United States income tax under an applicable income tax convention.

     1.29 "Leased Employee". An individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

          (a)  the  individual  is  covered  by a money  purchase  pension  plan
               maintained   by  the   leasing   organization   and  meeting  the
               requirements of Code section 414(n)(5)(B), and

          (b)  such   individuals  do  not  constitute  more  than  20%  of  all
               Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

     1.43 "Required Beginning Date". The latest date benefit payments shall commence to a Participant. Such date shall mean the April 1 that next follows the calendar year in which the Participant attains age 70 1/2.

2.   Section 3 is amended to restate Subsection 3.5 in its entirety as follows:

     3.5  Refunds When Contribution Dollar Limit Exceeded

          A Participant who makes Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by the April 15 following the year of deferral and shall not be included as an Annual Addition (as defined in Section 13.1) under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss, shall be forfeited and used as described in Section 8. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

3. Section 4 is amended to restate the Heading thereof and to restate Subsection 4.2, including the Title thereof, each in its entirety as follows:

  4  ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS
     ----------------------------------------------------------------------

     4.2  Transfers From and To Other Qualified Plans

          The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or to transfer assets in cash or in kind directly to another qualified plan; provided that receipt of a transfer shall not be directed if:

          (a) any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

          (b) any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.

          The Trustee may refuse to receive any such transfer if:

          (a)  the Trustee finds the in kind assets unacceptable; or

          (b) instructions for posting amounts to Participants' Accounts are incomplete.

          Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee. To the extent a receipt of a transfer includes Participant loans, such loans shall continue in effect subject to the terms and conditions in effect as of the date of the transfer.

4. Section 9 is amended to restate Subsection 9.9, including the Title thereof, in its entirety as follows:

     9.9  Repayment Suspension, Default and Call Feature

          (a) Repayment Suspension. The Administrator may agree to a suspension of loan payments for up to six months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

          (b) Default. A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

               In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

          (c) Call Feature. The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

5. Section 11 is amended to restate the Heading thereof, to restate the first paragraph of Subsection 11.1 in its entirety, to add a new second paragraph, to restate Subsections 11.5 and 11.7 and items (a) and (c) of Subsection 11.8 each in its entirety as follows:

  11 DISTRIBUTIONS  ONCE  EMPLOYMENT  ENDS  OR  BY  REASON  OF  A  PARTICIPANT'S
     ---------------------------------------------------------------------------
     REQUIRED BEGINNING DATE
     -----------------------

     11.1 Benefit Information, Notices and Election

          A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance paid to him or her beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

          Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in Section 19.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

     11.5 Latest Commencement Permitted

          In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement Date or retires, whichever is later.
          However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance paid to him or her, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

          If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 18.6.

     11.7 Incidental Benefit Rule

          The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

     11.8 Payment to Beneficiary

          (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

          (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

6. Section 12 is amended to hereby delete item (h) of Subsection 12.1, to redesignate each subsequent item, to restate items (h) and (i) (formerly items (i) and (j)) of Subsection 12.1 each in its entirety, to hereby delete item (j) (formerly item (k)) of Subsection 12.1, to redesignate each subsequent item, to restate Subsection 12.2 and the Introduction and items
     (a) and (b) of Subsection 12.3 each in its entirety as follows and to hereby delete item (d) of Subsection 12.3:

     12.1 Contribution Limitation Definitions

          (h) "HCE" or "Highly Compensated Employee". With respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):
               (1) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

               (2) Received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) or, if the Company elects for such preceding Plan Year, "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) and was a member of the "top-paid group" (within the meaning of Code section 414(q)(3)) for such preceding Plan Year" shall be substituted for the preceding reference to "in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d))".

                    A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

                    The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q).

          (i) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible
               Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or
               (ii) the ACP Test, if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

               (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

               (2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

     12.2 ADP and ACP Tests

          For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

          (a)  Basic Limitation. The HCE Group Average Percentage may not exceed
               1.25 times the NHCE Group Average Percentage.

          (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

                       If the NHCE Group             Then the Maximum HCE
                     Average Percentage is:      Group Average Percentage is:
                     ----------------------      ----------------------------
                          Less than 2%           2 times NHCE Group Average %
                            2% to 8%              NHCE  Group  Average % plus
                        2% More than 8%          NA - Basic Limitation applies

          Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

     12.3 Correction of ADP and ACP Tests

          If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

          With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

          (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

               To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Company Match Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess Pre-Tax Contributions relate, shall be forfeited and used as described in Section 8.

          (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

               To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Company Match Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8 to the extent such amounts were not vested, as of the end of the Plan Year being tested.

          (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, within each Account from which amounts are refunded or forfeited, amounts shall first be taken from the Sweep Account and then taken by Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed

7. Section 15 is amended to restate the first sentence of Subsection 15.6 in its entirety as follows:

     15.6 Delegation of Administrator Duties

          The Company, as Administrator of the Plan, may appoint a Committee to administer the Plan on its behalf.

Effective January 1, 1998:
--------------------------

1. Section 13 is amended to hereby change the reference in Subsection 13.2 from "Taxable Income" to "Compensation".

Effective January 1, 2000:
--------------------------

1.   Section 13 is amended to hereby delete Subsections 13.6, 13.7 and 13.8.

2.   Section 14 is amended to hereby delete Subsection 14.3.




Date:                       , 19      The Circle International Group, Inc.
      ----------------------    ----
                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

The provisions of the above amendment which relate to the Trustee are hereby approved and executed.


Date:                       , 19      Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

Date:                       , 19      Barclays Global Investors,
      ----------------------    ----
                                      National Association

                                      By:
                                         ----------------------------------
                                        Title:
                                              -----------------------------

                                                                     Exhibit 5.1

                                September 1, 1998



Circle International Group, Inc.
260 Townsend Street
San Francisco, CA  94107-0933

            Re:   Circle International Group, Inc./
                  Registration Statement on Form S-8

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Circle International Group Savings Plan (the "Plan"), of up to 100,000 additional shares of common stock ("Common Stock"), of the Circle International Group, Inc., a Delaware corporation (the "Company").

     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that the 100,000 additional shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement on Form S-8 are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan after the filing of this Registration Statement, will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ Orrick, Herrington & Sutcliffe LLP

                                    ORRICK, HERRINGTON & SUTCLIFFE LLP

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

                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Circle Internatonal Group Savings Plan of our report dated August 5, 1998, with respect to the financial statements and schedules of the Circle Internatonal Group Savings Plan for the years ended December 31, 1997 and 1996.









/s/ MOHLER, NIXON & WILLIAMS

Accountancy Corporation







Campbell, California

August 5, 1998


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